Exhibit 99.1

First National Corporation Announces 23% Increase in Second Quarter Net Income

STRASBURG, Va., July 25, 2017 --- First National Corporation (the "Company" or "First National") (OTC:FXNC) today reported net income of $1.8 million and earnings per share of $0.36 for the second quarter ended June 30, 2017. This was a $323 thousand, or 23%, increase when compared to net income of $1.4 million and earnings per share of $0.29 for the second quarter of 2016. The increase in net income resulted primarily from an increase in net interest income and a decrease in noninterest expenses.

For the six months ended June 30, 2017, net income increased $767 thousand, or 30%, to $3.3 million and $0.67 per share, compared to net income of $2.5 million and $0.51 per share for the same period of 2016. The increase in net income resulted primarily from an increase in net interest income and a decrease in noninterest expenses.

Select highlights for the second quarter of 2017:
•	Net income increased 23%
•	Return on equity of 12.79%
•	Return on average assets of 0.96%
•	Net interest margin increased to 3.73%
•	Efficiency ratio improved to 66.71% from 71.62%
•	Net interest income increased $453 thousand, or 8%
•	Noninterest expenses decreased $178 thousand, or 3%
•	Assets-per-employee increased to $4.6 million, up from $4.2 million at June 30, 2016
•	Proposed expansion to Richmond
"Our banking company continued to reap the benefits of the low cost deposit acquisition and branch expansion from 2015 as the funds were deployed into loans in legacy and new markets," said Scott Harvard, president and chief executive officer of First National.  Harvard added, "The combination of the expansion and efficiency initiatives has generated profitable growth and outstanding financial results. During the quarter, First Bank submitted a branch application to further expand the franchise to the Westhampton neighborhood of Richmond.  This expansion will begin to bring more coherence to the branch footprint, while providing an introduction into a growing deposit and loan market."

BALANCE SHEET

Total assets of First National increased $24.3 million to $735.7 million at June 30, 2017, compared to one year ago.  While total assets increased, the composition changed as loans, net of the allowance for loan losses, increased $38.6 million, or 8%, and securities and interest-bearing deposits in banks decreased $11.2 million, or 6%.  The loan-to-asset ratio increased to 68% at June 30, 2017, up from 65% one year ago, and the loan-to-deposit ratio increased to 76% from 74%.

Total deposits increased $31.5 million, or 5%, to $661.8 million, compared to $630.3 million at June 30, 2016.  When comparing the composition of the deposit portfolio at June 30, 2017 to one year ago, noninterest-bearing demand deposits increased from 25% to 27% of total deposits, while time deposits decreased from 21% to 19%.

Shareholders' equity increased $6.7 million to $56.0 million at June 30, 2017 compared to $49.3 million one year ago, primarily from an increase in retained earnings. Tangible common equity totaled $54.7 million at the end of the second quarter, compared to $47.3 million at June 30, 2016. The Company exceeded its target capital ratios at the end of the quarter and was considered well capitalized.

ANALYSIS OF THE THREE MONTH PERIOD

Net interest income increased $453 thousand, or 8%, to $6.2 million for the quarter, compared to $5.8 million for the same period of 2016.

Total interest income increased $541 thousand, or 9%, to $6.8 million. The increase resulted from higher average earning assets and a higher yield on total earning assets. Earning asset yields increased 14 basis points, primarily from a change in asset composition as average loans increased to 73% of average earning assets for the second quarter, up from 70% for the same period of 2016.

Total interest expense increased $88 thousand, or 18%, to $570 thousand. The increase in interest expense resulted primarily from a 6 basis point increase in the cost of interest-bearing deposits.

Noninterest income totaled $2.0 million, compared to $2.1 million for the same period of 2016. A decrease in service charges on deposits was partially offset by an increase in wealth management revenue and an increase in ATM and check card revenue.

Noninterest expense decreased $178 thousand, or 3%, to $5.7 million. Salaries and employee benefits expense decreased $293 thousand, or 9%, and FDIC assessment decreased $49 thousand.  Salaries and employee benefits decreased primarily from a decrease in salaries and wages, insurance, and retirement plan expense. A reduction in the number of employees had a favorable impact on each of these expense categories.   These decreases were partially offset by an $89 thousand increase in legal and professional fees, and a $53 thousand increase in other real estate owned expense.  Other real estate owned expense totaled $4 thousand for the second quarter of 2017, compared to other real estate income of $49 thousand for the same period of 2016.

ANALYSIS OF THE SIX MONTH PERIOD

Net interest income increased $746 thousand, or 6%, to $12.2 million for the six months ended June 30, 2017, compared to $11.5 million for the same period of 2016.

Total interest income increased $882 thousand, or 7%, to $13.4 million. The increase resulted from higher average earning assets and a higher yield on total earning assets. Earning asset yields increased 12 basis points, primarily from a change in asset composition as average loans increased to 74% of average earning assets for the six month period, up from 70% for the prior year.

Total interest expense increased $136 thousand, or 14%, to $1.1 million.  The increase in interest expense resulted primarily from a 5 basis point increase in the cost of interest-bearing deposits.

Noninterest income totaled $3.9 million, compared to $4.1 million for the same period of 2016. A decrease in service charges on deposits was partially offset by an increase in wealth management revenue and an increase in ATM and check card revenue.

Noninterest expense decreased $544 thousand, or 5%, to $11.5 million. Salaries and employee benefits decreased $495 thousand, or 7%, FDIC assessment decreased $92 thousand, and occupancy decreased $74 thousand. These decreases were partially offset by a $127 thousand increase in other real estate owned expense. Other real estate owned expense totaled $6 thousand for the six month period of 2017, compared to other real estate income of $121 thousand for the same period of 2016.

ASSET QUALITY/LOAN LOSS PROVISION

There was no provision for loan loss during the three month and six month periods ended June 30, 2017. Net charge-offs totaled $7 thousand for the second quarter of 2017.  For the six month period, net recoveries totaled $123 thousand. Nonperforming assets totaled $2.2 million, or 0.29% of total assets at June 30, 2017, which was an improvement compared to $4.5 million, or 0.63% of total assets, one year ago. The allowance for loan losses totaled $5.4 million at June 30, 2017 and $5.7 million at June 30, 2016, representing 1.08% and 1.23% of total loans, respectively.

FORWARD-LOOKING STATEMENTS

Certain information contained in this discussion may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company's future operations and are generally identified by phrases such as "the Company expects," "the Company believes" or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, and other filings with the Securities and Exchange Commission.

ABOUT FIRST NATIONAL CORPORATION

First National Corporation (OTC: FXNC) is the parent company and bank holding company of First Bank, a community bank that first opened for business in 1907 in Strasburg, Virginia. The Bank offers loan and deposit products and services through its website, www.fbvirginia.com, its mobile banking platform, a network of ATMs located throughout its market area, two loan production offices, a customer service center in a retirement community, and 14 bank branch office locations located throughout the Shenandoah Valley and central regions of Virginia. In addition to providing traditional banking services, the Bank operates a wealth management division under the name First Bank Wealth Management.  First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
Income Statement	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Interest income
Interest and fees on loans	$ 5,933	$ 5,646	$ 5,556	$ 5,500	$ 5,370
Interest on deposits in banks	86	61	55	73	62
Interest on securities	779	805	794	749	825
Dividends on restricted securities	21	20	21	20	21
Total interest income	$ 6,819	$ 6,532	$ 6,426	$ 6,342	$ 6,278
Interest expense
Interest on deposits	$ 405	$ 383	$ 353	$ 338	$ 329
Interest on subordinated debt	89	89	91	91	89
Interest on junior subordinated debt	76	68	69	65	64
Interest on other borrowings	-	-	-	1	-
Total interest expense	$ 570	$ 540	$ 513	$ 495	$ 482
Net interest income	$ 6,249	$ 5,992	$ 5,913	$ 5,847	$ 5,796
Provision for loan losses	-	-	-	-	-
Net interest income after provision for loan losses	$ 6,249	$ 5,992	$ 5,913	$ 5,847	$ 5,796
Noninterest income
Service charges on deposit accounts	$ 735	$ 755	$ 877	$ 941	$ 914
ATM and check card fees	527	501	505	529	515
Wealth management fees	355	347	353	339	334
Fees for other customer services	137	140	154	143	137
Income from bank owned life insurance	102	85	109	123	107
Net gains (losses) on sales of securities	13	-	(2)	4	-
Net gains on sale of loans	34	33	42	50	31
Other operating income	75	80	89	182	74
Total noninterest income	$ 1,978	$ 1,941	$ 2,127	$ 2,311	$ 2,112
Noninterest expense
Salaries and employee benefits	$ 3,122	$ 3,242	$ 2,897	$ 3,183	$ 3,415
Occupancy	348	367	364	380	365
Equipment	400	408	402	406	394
Marketing	136	136	210	125	120
Supplies	105	91	138	108	103
Legal and professional fees	245	197	238	179	156
ATM and check card fees	229	162	211	229	221
FDIC assessment	77	79	72	106	126
Bank franchise tax	110	104	90	89	90
Telecommunications expense	108	110	112	110	115
Data processing expense	152	150	159	160	146
Postage expense	74	61	56	56	57
Amortization expense	160	169	179	187	198
Other real estate owned expense (income), net	4	2	-	1	(49)
Net loss on disposal of premises and equipment	-	-	-	8	-
Other operating expense	435	473	507	526	426
Total noninterest expense	$ 5,705	$ 5,751	$ 5,635	$ 5,853	$ 5,883
Income before income taxes	$ 2,522	$ 2,182	$ 2,405	$ 2,305	$ 2,025
Income tax expense	766	639	724	611	592
Net income	$ 1,756	$ 1,543	$ 1,681	$ 1,694	$ 1,433

Common Share and Per Common Share Data
Net income, basic	$ 0.36	$ 0.31	$ 0.34	$ 0.34	$ 0.29
Weighted average shares, basic	4,940,904	4,935,421	4,927,728	4,925,753	4,924,702
Net income, diluted	$ 0.36	$ 0.31	$ 0.34	$ 0.34	$ 0.29
Weighted average shares, diluted	4,942,726	4,937,625	4,933,572	4,929,922	4,926,859
Shares outstanding at period end	4,941,604	4,940,766	4,929,403	4,926,546	4,925,599
Tangible book value at period end	$ 11.08	$ 10.64	$ 10.26	$ 9.99	$ 9.61
Cash dividends	$ 0.035	$ 0.035	$ 0.03	$ 0.03	$ 0.03

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Key Performance Ratios
Return on average assets	0.96%	0.88%	0.94%	0.95%	0.82%
Return on average equity	12.79%	11.78%	13.04%	13.44%	11.90%
Net interest margin	3.73%	3.70%	3.60%	3.57%	3.62%
Efficiency ratio (1)	66.71%	69.52%	67.05%	68.57%	71.62%

Average Balances
Average assets	$ 730,838	$ 714,714	$ 711,834	$ 710,005	$ 705,707
Average earning assets	682,132	667,184	663,982	661,624	654,535
Average shareholders' equity	55,068	53,132	51,295	50,160	48,443

Asset Quality
Loan charge-offs	$ 161	$ 106	$ 337	$ 195	$ 136
Loan recoveries	154	236	48	71	350
Net charge-offs (recoveries)	7	(130)	289	124	(214)
Non-accrual loans	1,913	1,596	1,520	3,521	4,057
Other real estate owned, net	250	250	250	250	442
Nonperforming assets	2,163	1,846	1,770	3,771	4,499
Loans 30 to 89 days past due, accruing	1,368	2,606	2,583	2,036	1,979
Loans over 90 days past due, accruing	151	119	116	59	11
Troubled debt restructurings, accruing	291	296	300	392	308
Special mention loans	10,378	12,896	13,073	14,238	13,392
Substandard loans, accruing	9,295	7,877	8,056	8,273	9,610

Capital Ratios (2)
Total capital	$ 69,325	$ 67,264	$ 65,590	$ 65,759	$ 64,375
Tier 1 capital	63,881	61,813	60,269	60,149	58,641
Common equity tier 1 capital	63,881	61,813	60,269	60,149	58,641
Total capital to risk-weighted assets	13.82%	13.53%	13.47%	13.90%	13.66%
Tier 1 capital to risk-weighted assets	12.73%	12.43%	12.38%	12.72%	12.45%
Common equity tier 1 capital to risk-weighted assets	12.73%	12.43%	12.38%	12.72%	12.45%
Leverage ratio	8.76%	8.66%	8.48%	8.48%	8.33%

Balance Sheet
Cash and due from banks	$ 9,801	$ 10,593	$ 10,106	$ 8,955	$ 10,518
Interest-bearing deposits in banks	40,937	35,246	30,986	47,902	40,225
Securities available for sale, at fair value	89,741	91,907	94,802	88,323	94,566
Securities held to maturity, at carrying value	50,824	51,999	53,398	55,263	57,401
Restricted securities, at cost	1,570	1,570	1,548	1,548	2,058
Loans held for sale	999	-	337	1,053	1,819
Loans, net of allowance for loan losses	498,389	492,319	480,746	465,224	459,812
Other real estate owned, net of valuation allowance	250	250	250	250	442
Premises and equipment, net	20,501	20,709	20,785	20,852	21,126
Accrued interest receivable	1,728	1,753	1,746	1,631	1,612
Bank owned life insurance	14,115	14,013	13,928	13,808	13,935
Core deposit intangibles, net	1,222	1,382	1,551	1,730	1,917
Other assets	5,580	5,555	5,817	6,133	5,917
Total assets	$ 735,657	$ 727,296	$ 716,000	$ 712,672	$ 711,348

Noninterest-bearing demand deposits	$ 176,780	$ 173,963	$ 168,076	$ 168,204	$ 159,278
Savings and interest-bearing demand deposits	362,128	353,958	349,067	340,884	337,589
Time deposits	122,920	126,848	128,427	131,654	133,479
Total deposits	$ 661,828	$ 654,769	$ 645,570	$ 640,742	$ 630,346
Other borrowings	-	-	-	-	12,000
Subordinated debt	4,939	4,934	4,930	4,926	4,921
Junior subordinated debt	9,279	9,279	9,279	9,279	9,279
Accrued interest payable and other liabilities	3,644	4,336	4,070	6,742	5,544
Total liabilities	$ 679,690	$ 673,318	$ 663,849	$ 661,689	$ 662,090

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)

	(unaudited)
	For the Quarter Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016

Balance Sheet (continued)
Preferred stock	$ -	$ -	$ -	$ -	$ -
Common stock	6,177	6,176	6,162	6,158	6,157
Surplus	7,177	7,155	7,093	7,046	7,021
Retained earnings	42,709	41,126	39,756	38,223	36,676
Accumulated other comprehensive loss, net	(96)	(479)	(860)	(444)	(596)
Total shareholders' equity	$ 55,967	$ 53,978	$ 52,151	$ 50,983	$ 49,258
Total liabilities and shareholders' equity	$ 735,657	$ 727,296	$ 716,000	$ 712,672	$ 711,348

Loan Data
Mortgage loans on real estate:
Construction and land development	$ 36,783	$ 36,024	$ 34,699	$ 34,518	$ 33,232
Secured by farm land	666	676	688	695	706
Secured by 1-4 family residential	205,114	205,623	198,763	196,492	196,295
Other real estate loans	215,076	215,915	210,522	202,148	199,456
Loans to farmers (except those secured by real estate)	511	461	1,316	737	492
Commercial and industrial loans (except those secured by real estate)	30,690	28,731	28,665	25,114	24,229
Consumer installment loans	9,938	5,279	4,611	4,283	4,083
Deposit overdrafts	245	199	264	260	334
All other loans	4,810	4,862	6,539	6,587	6,719
Total loans	$ 503,833	$ 497,770	$ 486,067	$ 470,834	$ 465,546
Allowance for loan losses	(5,444)	(5,451)	(5,321)	(5,610)	(5,734)
Loans, net	$ 498,389	$ 492,319	$ 480,746	$ 465,224	$ 459,812

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$ 5,933	$ 5,646	$ 5,556	$ 5,500	$ 5,370
Interest income – investments and other	886	886	870	842	908
Interest expense – deposits	(405)	(383)	(353)	(338)	(329)
Interest expense – other borrowings	-	-	-	(1)	-
Interest expense – subordinated debt	(89)	(89)	(91)	(91)	(89)
Interest expense – junior subordinated debt	(76)	(68)	(69)	(65)	(64)
Total net interest income	$ 6,249	$ 5,992	$ 5,913	$ 5,847	$ 5,796
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$ 18	$ 19	$ 25	$ 26	$ 25
Tax benefit realized on non-taxable interest income – municipal securities	74	74	71	70	73
Total tax benefit realized on non-taxable interest income	$ 92	$ 93	$ 96	$ 96	$ 98
Total tax-equivalent net interest income	$ 6,341	$ 6,085	$ 6,009	$ 5,943	$ 5,894

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

                                                  (unaudited)
                For the Six Months Ended
Income Statement	June 30, 2017	June 30, 2016
Interest income
Interest and fees on loans	$ 11,579	$ 10,606
Interest on deposits in banks	147	110
Interest on securities	1,584	1,713
Dividends on restricted securities	41	40
Total interest income	$ 13,351	$ 12,469
Interest expense
Interest on deposits	$ 788	$ 662
Interest on federal funds purchased	-	3
Interest on subordinated debt	178	179
Interest on junior subordinated debt	144	125
Interest on other borrowings	-	5
Total interest expense	$ 1,110	$ 974
Net interest income	$ 12,241	$ 11,495
Provision for loan losses	-	-
Net interest income after provision for loan losses	$ 12,241	$ 11,495
Noninterest income
Service charges on deposit accounts	$ 1,490	$ 1,694
ATM and check card fees	1,028	1,003
Wealth management fees	702	670
Fees for other customer services	277	284
Income from bank owned life insurance	187	193
Net gains on sales of securities	13	6
Net gains on sale of loans	67	52
Other operating income	155	153
Total noninterest income	$ 3,919	$ 4,055
Noninterest expense
Salaries and employee benefits	$ 6,364	$ 6,859
Occupancy	715	789
Equipment	808	826
Marketing	272	227
Supplies	196	204
Legal and professional fees	442	467
ATM and check card fees	391	426
FDIC assessment	156	248
Bank franchise tax	214	193
Telecommunications expense	218	229
Data processing expense	302	274
Postage expense	135	126
Amortization expense	329	405
Other real estate owned expense (income), net	6	(121)
Other operating expense	908	848
Total noninterest expense	$ 11,456	$ 12,000

Income before income taxes	$ 4,704	$ 3,550
Income tax expense	1,405	1,018
Net income	$ 3,299	$ 2,532

Net income, basic	$ 0.67	$ 0.51
Weighted average shares, basic	4,938,178	4,922,509
Net income, diluted	$ 0.67	$ 0.51
Weighted average shares, diluted	4,940,191	4,924,598
Shares outstanding at period end	4,941,604	4,925,599
Tangible book value at period end	$ 11.08	$ 9.61
Cash dividends	$ 0.07	$ 0.06

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

         (unaudited)
                 For the Six Months Ended
June 30, 2017		June 30, 2016
Key Performance Ratios
Return on average assets	0.92%	0.73%
Return on average equity	12.29%	10.66%
Net interest margin	3.71%	3.62%
Efficiency ratio (1)	68.09%	74.42%

Average Balances
Average assets	$ 722,820	$ 699,736
Average earning assets	674,699	648,946
Average shareholders' equity	54,118	47,762

Asset Quality
Loan charge-offs	$ 267	$ 256
Loan recoveries	390	466
Net recoveries	(123)	(210)

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$ 11,579	$ 10,606
Interest income – investments and other	1,772	1,863
Interest expense – deposits	(788)	(662)
Interest expense – other borrowings	-	(5)
Interest expense – subordinated debt	(178)	(179)
Interest expense – junior subordinated debt	(144)	(125)
Interest expense – federal funds purchased	-	(3)
Total net interest income	$ 12,241	$ 11,495
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$ 37	$ 50
Tax benefit realized on non-taxable interest income – municipal securities	148	149
Total tax benefit realized on non-taxable interest income	$ 185	$ 199
Total tax-equivalent net interest income	$ 12,426	$ 11,694

 (1) The efficiency ratio is computed by dividing noninterest expense excluding other real estate owned income/expense, amortization of intangibles, and gains and losses on disposal of premises and equipment by the sum of net interest income on a tax-equivalent basis and noninterest income, excluding gains and losses on sales of securities.  Tax-equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 34%. See the tables above for tax-equivalent net interest income and reconciliations of net interest income to tax-equivalent net interest income.  The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency.  Such information is not prepared in accordance with U.S. generally accepted accounting principles (GAAP) and should not be construed as such.  Management believes, however, such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.

(2) All capital ratios reported are for First Bank.

CONTACTS

Scott C. Harvard M. Shane Bell
President and CEO                                       Executive Vice President and CFO
(540) 465-9121  (540) 465-9121
sharvard@fbvirginia.com                                    sbell@fbvirginia.com